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                                                                   EXHIBIT 10.56

                                                                 January 1, 1995
                                                           Amended July 15, 1997
                                                        Amended October 29, 1998
                                                        Amended February 5, 1999
                                                          Amended April 23, 2003
                                                               February 26, 2004




                                    MILACRON

                           COMPENSATION DEFERRAL PLAN


         The purpose of the Milacron Compensation Deferral Plan(the "Plan"), originally effective January 1, 1995 and revised and restated as of January 1, 1995, is to aid Milacron Inc. (the "Company") and its subsidiaries in attracting high quality executives and promoting in its executives increased efficiency and an interest in the successful operation of the Company by restoring some of the deferral opportunities and employer-provided benefits that are lost under certain other plans due to legislative limits. The benefits provided under the Plan shall be provided in consideration for services to be performed after the executive has become eligible to participate in the Plan, but prior to the executives retirement.


                                    ARTICLE 1
                                   DEFINITIONS

         1.1 ACCOUNT shall mean the notional account or accounts established for record keeping purposes for a Participant pursuant to Article 6 of the Plan.

         1.2 ADMINISTRATOR shall mean the Personnel and Compensation Committee of the Company's Board of Directors or its delegate.

         1.3 ANNUAL DEFERRAL shall mean the amount of Compensation which the Participant actually defers during a Plan Year. The Annual Deferral may differ from Plan Year to Plan Year.

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         1.4 ANNUAL DEFERRAL COMMITMENT shall mean the amount of Compensation which the Participant elects to defer for a Plan Year pursuant to Articles 2 and 3 of the Plan.

         1.5 BASE SALARY shall mean the Participant's annual basic rate of pay from the Company or its subsidiaries (excluding EVA Awards, commissions, severance pay, and other non-regular forms of compensation) before any reductions for pre-tax deferrals, or deferrals under this Plan.

         1.6 BASIC CREDIT shall mean the Employer Basic Contribution under the Savings Plan that is credited to the Participant's Deferral Account as described in Article 4.

         1.7 BENEFICIARY shall mean the person or persons or entity designated as such in accordance with Article 16 of the Plan.

         1.8 CHANGE IN CONTROL shall have the meaning set forth in Schedule C.

         1.9 COMPENSATION shall mean the sum of the Participant's Base Salary and EVA Awards for a Plan Year before reductions for deferrals under the Plan or the Savings Plan, or other benefit plans sponsored by the Company or its subsidiaries.

         1.10 COMPENSATION DEFERRAL PLAN shall mean the Milacron Compensation Deferral Plan.

         1.11 CREDITING RATE shall mean any notional gains or losses equal to those generated as if the Account balances had been invested in one or more of the investment portfolios designated as available by the Administrator, less separate account fees and less applicable investment management and administrative charges determined annually by the Administrator, or gains or losses as otherwise determined by the Administrator.

         1.12 DEFERRAL ACCOUNT shall mean the notional account established for record keeping purposes for a Participant's Annual Deferrals, Matching Credits and Basic Credits pursuant to Article 6 of the Plan.


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         1.13 DISABILITY shall mean any long-term disability as defined under the Company's or its subsidiaries, long-term disability plan.

         1.14 DISCRETIONARY ACCOUNT shall mean the notional account established for record keeping purposes for a Participant's Discretionary Credits pursuant to Article 6 of the Plan.

         1.15 DISCRETIONARY CREDIT shall mean the Company's credit to the Participant's Discretionary Account as described in Article 5.

         1.16 EARLY RETIREMENT DATE shall mean age 55 with ten or more years of service with the Company or its subsidiaries.

         1.17 ELIGIBLE EMPLOYEE shall mean a key employee of the Company or any of its subsidiaries who (i) is subject to U.S. personal income taxes, (ii) is designated by the Administrator as eligible to participate in all or a portion of the Plan (subject to the restriction in Sections 11.2, 12.2.2 and 14.2 of the Plan), and (iii) qualifies as a member of the "select group of management or highly compensated employees" under ERISA.

         1.18 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

         1.19 EVA AWARDS shall mean amounts paid in cash to the Participant by the Company or its subsidiaries pursuant to the Milacron Short Term Management Incentive Plan or such other bonus plan or program designated by the Administrator, before reductions for deferrals under the Plan or the Savings Plan.

         1.20 FINANCIAL HARDSHIP shall mean an unexpected need for cash arising from an illness, casualty loss, sudden financial reversal, or other such unforeseeable occurrence as determined by the Administrator. Cash needs arising from foreseeable events such as the purchase of a residence or education expenses for children shall not, alone, be considered a Financial Hardship.

         1.21 MATCHING CREDIT shall mean the Employer Matching Contribution or Salary Deferral Matching Contribution under the Savings Plan that is credited to the Participant's Deferral Account as described in Article 4.


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         1.22 NORMAL RETIREMENT DATE shall mean the date on which a Participant attains age 65.

         1.23 PARTICIPANT shall mean an Eligible Employee who has either elected to participate and has completed a Participation Election pursuant to Article 2 of the Plan or is eligible for Basic Credits pursuant to Article 4 of the Plan or Discretionary Credits pursuant to Article 5 of the Plan.

         1.24 PARTICIPATION ELECTION shall mean the Participant's written election to participate in the Plan.

         1.25 PLAN YEAR shall mean the calendar year, with the first Plan Year commencing January 1, 1995.

         1.26 RETIREMENT shall mean a termination of employment following Normal or Early Retirement Date.

         1.27 RETIREMENT PLAN shall mean the Milacron Retirement Plan.

         1.28 SAVINGS PLAN shall mean the Milacron Performance Dividend and Savings Plan and the Milacron Retirement Savings Plan as they currently exist and as they may subsequently be amended.

         1.29 SCHEDULED WITHDRAWAL shall mean a distribution of all or a portion of the Participant's Deferral Account attributable to Annual Deferrals as elected by the Participant pursuant to the provisions of Article 12 of the Plan.

         1.30 TERMINATION OF EMPLOYMENT shall mean the Participant's employment with the Company or its subsidiaries ceases for any reason whatsoever, whether voluntary or involuntary, other than Retirement or death.

         1.31 UNSCHEDULED WITHDRAWAL shall mean a distribution of all or a portion of the vested amount credited to the Participant's Deferral Account as requested by the Participant pursuant to the provisions of Article 12 of the Plan.

         1.32 VALUATION DATE shall mean the last business day of the month in which Termination of Employment, Retirement,



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death, Scheduled Withdrawal, or an Unscheduled Withdrawal request occurs. For purposes of calculating installment payments, the Valuation Date shall mean the November 30 of the year preceding the Plan Year in which benefit payments are to be made.


                                    ARTICLE 2
                       PARTICIPATION - EMPLOYEE DEFERRALS

         2.1 Participation Election. Unless otherwise provided by the Administrator, an Eligible Employee who desires to defer all or part of his Compensation pursuant to the Plan must complete and deliver a Participation Election to the Administrator before the first day of the Plan Year for which such Compensation would otherwise be paid. Notwithstanding the preceding sentence, in the event that an individual first becomes an Eligible Employee during a Plan Year, the individual's Participation Election must be filed no later than thirty (30) days following the date he first becomes an Eligible Employee, and such Participation Election shall be effective only with regard to Compensation earned following the filing of the Participation Election with the Administrator.

         2.2 Annual Deferral Commitment. In the Participation Election, and subject to the restrictions in Article 3, the Eligible Employee shall designate the percentage rate of Compensation as the Annual Deferral Commitment for the covered Plan Year.

         2.3 Continuation of Participation. An Eligible Employee who has participated in the Plan by making an Annual Deferral shall continue as a Participant in the Plan until such employee's Termination of Employment or all benefits under the Plan are paid. A Participant shall not be eligible to elect a new Annual Deferral Commitment unless the Participant is an Eligible Employee for the Plan Year for which the election is made. In the event a Participant transfers to a subsidiary of the Company and that subsidiary does not participate in the Plan, the Participant's Annual Deferral shall cease and the Participant's Deferral Account shall remain in effect until such time as the benefits are distributed as originally elected by the Participant in the Participation Election or until the Participant experiences Termination of Employment.



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                                    ARTICLE 3
                               EMPLOYEE DEFERRALS

         3.1 Deferral Election. Employees designated as eligible to participate in the Plan may elect an Annual Deferral Commitment. Such election shall designate a specified percentage of either Base Salary and/or EVA Awards to be deferred. Annual Deferral Commitments under this Plan shall be irrevocable, except as provided under Sections 2.3, 11.2, 12.2.2 and 14.2 of the Plan.

         3.2 Minimum Annual Deferral Commitment. The Annual Deferral Commitment must equal or exceed an amount determined by the Administrator.

         3.3 Maximum Annual Deferral Commitment. The Annual Deferral Commitment from Base Salary for a Plan Year may not exceed seventy-five percent (75%) of Base Salary. The Annual Deferral Commitment from EVA Awards for a Plan Year may be less than or equal to one hundred percent (100%). Notwithstanding the foregoing, a Participant may not reduce Base Salary after deferrals to this Plan to an amount less than the OASDI Wage Base under FICA.

         3.4 Vesting. The Participant's right to receive Compensation deferred under this Article 3 and earnings thereon shall be one hundred percent (100%) vested at all times.


                                    ARTICLE 4
                       COMPANY MATCHING AND BASIC CREDITS

         4.1 Amount. In the discretion of the Administrator, in the event a deferral under this Plan or a non-discrimination rule or limitation applicable to the Savings Plan causes a Participant to lose a Matching Credit and/or Basic Credit under the Savings Plan, the amount of the lost Matching Credit and/or Basic Credit will be credited to the Participant's Deferral Account under this Plan in such amounts as determined in accordance with the rules and procedures established by the Administrator.

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         4.2 Vesting. The Participant's right to receive Matching and/or Basic
Credits and earnings thereon earned in any Plan Year shall be one hundred percent (100%) vested at all times.


                                    ARTICLE 5
                              DISCRETIONARY CREDITS

         5.1 Eligibility and Amount. An Eligible Employee who is set forth in the attached Schedule A shall become a Participant in the Plan with respect to Discretionary Credits as of the date set forth in Schedule A and shall have Discretionary Credits credited to his Discretionary Account at such times and in such amounts as set forth in Schedule A.

         5.2 Vesting. The Participant's right to receive Discretionary Credits under this Article 5 and earnings thereon shall be subject to the vesting schedule set forth in Schedule A that is applicable to such Participant. Notwithstanding the vesting schedule set forth in Schedule A, a Participant's right to receive Discretionary Credits under this Article 5 and earnings thereon earned in any Plan Year shall be one hundred percent (100%) vested upon the date of a "Qualifying Termination" (as defined in Schedule B, attached hereto) following a Change in Control.


                                    ARTICLE 6
                                    ACCOUNTS

         6.1 Accounts. Solely for record keeping purposes, the Company shall maintain a Deferral Account and a Discretionary Account for each Participant, as applicable.

         6.2 Timing of Credits -- Pre-Termination.

                  6.2.1 Annual Deferrals. The Company shall credit to the Deferral Account the Annual Deferrals specified under Article 3, or otherwise allowed as set forth in Article 2.1, at the time the deferrals would otherwise have been paid to the Participant but for the Participation Election.


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                  6.2.2 Matching and Basic Credits. Matching and Basic Credits
under Article 4 shall be credited to the Deferral Account as of January 1 of the following Plan Year.

                  6.2.3 Discretionary Credits. Discretionary Credits under
Article 5 shall be credited to the Discretionary Account as of January 1 of the following Plan Year, unless otherwise provided in Schedule A.

                  6.2.4 Assets. The Company shall be under no obligation to purchase any investments designated by the Participant. The Company shall credit gains or losses to the Accounts based on the Crediting Rate as of the date or dates specified by the Administrator.

         6.3 Statement of Accounts. The Administrator shall provide periodically to each Participant a statement setting forth the balance of the Accounts maintained for such Participant.


                                    ARTICLE 7
                               RETIREMENT BENEFITS

         7.1 Amount. Upon Retirement, the Company shall pay to the Participant the amount of his vested Accounts in the form provided in Section 7.2 of the Plan, based on the balance of the vested Accounts as of the Valuation Date. If paid as a lump sum, the retirement benefit shall be equal to such balance. If paid in installments, the installments shall be paid in amounts that will amortize such balance with interest credited at the Crediting Rate over the period of time benefits are to be paid. For purposes of calculating installments, the Account shall be valued as of November 30 each year, and the subsequent installments will be adjusted for the next Plan Year according to procedures established by the Administrator.

         7.2 Form of Retirement Benefits. The entire vested Accounts shall be paid monthly over a period of one hundred eighty (180) months or the number of whole months required to result in a monthly benefit of three hundred dollars ($300.00), if less. Notwithstanding anything herein to the contrary, the Participant may elect one of the following alternative forms of payment:


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                  (i) In a lump sum, or

                  (ii) In installments paid monthly over a period of sixty (60), one hundred twenty (120), or one hundred eighty (180) months, or

                  (iii) In a lump sum of a portion of the vested Accounts upon Retirement with the balance in installments paid monthly over a period of sixty
(60), one hundred twenty (120), or one hundred eighty (180) months, or

                  (iv) In installments paid annually over a period of five (5), ten (10), or fifteen (15) years, or

                  (v) In a lump sum of a portion of the vested Accounts upon Retirement with the balance in installments paid annually over a period of five
(5), ten (10), or fifteen (15) years.

         A Participant's election of an alternative form of payment must be made in the Participation Election or in such other form as designated by the Administrator. A Participant may make a separate election with respect to the Participant's Deferral Account and Discretionary Account.

         7.3 Commencement of Benefits. Payments will commence within ninety (90) days following the last business day of the month in which Retirement occurs, unless a later date is otherwise elected by the Participant, which date shall not be later than the earlier of five (5) years after the Plan Year in which Retirement occurs or age seventy (70). Participants may elect an alternative form and time of payment as available under Section 7.2 or 7.3 by written election filed with the Administrator; provided, however, that if the Participant files the election less than thirteen (13) months (or such other time as determined by the Administrator) prior to the date benefit payments are to commence, that portion of the Participant's vested Account that is subject to such election shall be reduced by ten percent (10%).

         7.4 Small Benefit Exception. Notwithstanding any of the foregoing, if the sum of all vested benefits payable to the Participant is less than or equal to ten thousand dollars



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($10,000), the Company may, in its sole discretion, elect to pay such benefits in a single lump sum.


                                    ARTICLE 8
                              TERMINATION BENEFITS

         8.1 If Termination of Employment occurs prior to Retirement, the Company shall pay to the Participant a termination benefit equal to the balance of the vested Accounts as of the Valuation Date. The Company shall pay the termination benefits in a single lump sum within ninety (90) days following the last business day of the month in which such Termination of Employment occurs.


                                    ARTICLE 9
                                SURVIVOR BENEFITS

         9.1 Pre-Retirement Survivor Benefit. If the Participant dies prior to the date Retirement benefits commence, the Company shall pay to the Participant's Beneficiary within ninety (90) days after the last business day of the month in which the Participant's death occurs, a benefit equal to the balance of the Participant's vested Accounts as of the Valuation Date.

         9.2 Post-Retirement Survivor Benefit. If the Participant dies after the time Retirement Benefits have commenced, the Company shall pay to the Participant's Beneficiary an amount equal to the remaining vested benefits payable to the Participant under the Plan over the same period such benefits would have been paid to the Participant, in which event the Company shall credit interest on the unpaid balance of the vested Accounts at the Crediting Rate in effect during such period.

         9.3 Changing Form of Benefit. Beneficiaries may petition the Company once, and only after the death of the Participant, for a change in the form of Retirement Benefits. The Company may, in its sole and absolute discretion, choose to grant or deny such a petition, and in the case of installment payments, reduce the period to the number of whole months required to result in a monthly benefit of at least three hundred dollars ($300.00).


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         9.4 Small Benefit Exception. Notwithstanding any of the foregoing, in the event the sum of all vested benefits payable to the Beneficiary is less than or equal to ten thousand dollars ($10,000), the Company may, in its sole discretion, elect to pay such benefits in a single lump sum.


                                   ARTICLE 10
                                   DISABILITY

         10.1 For purposes of the Plan, a Participant shall be considered to have entered Retirement upon a determination by the Administrator that the Participant has suffered a Disability, and the Company shall pay the benefit described in Article 7.


                                   ARTICLE 11
                               CHANGE IN CONTROL

         11.1 Election. At the time a Participant is completing the initial Participation Election, the Participant may elect that, if a Change in Control occurs, the Participant (or after the Participant's death the Participant's Beneficiary) shall receive a lump sum payment of the balance of the Accounts within thirty (30) days after the Change of Control. Such balance shall be determined as of the last business day of the month thirty (30) days prior to the month in which the Change of Control occurs. Notwithstanding the foregoing, a Participant may make or revoke an election under this Section 11.1 at the times and upon the terms and conditions established by the Administrator from time to time.

         11.2 Benefit Reduction on Withdrawal. If a Participant has not made the election described in Section 11.1 above and, within two (2) years after a Change of Control, the Participant (or Beneficiary) elects to receive a distribution of the balance of the vested Accounts (determined as of the last business day of the month in which such election is received by the Administrator), the lump sum payment shall be reduced by an amount equal to five percent (5%) of the total balance of the vested Accounts (instead of the ten percent (10%) reduction otherwise provided for in Section 12.2, which amounts shall be forfeited to the Company) and shall be paid within ninety (90)


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days following the last business day of the month in which such election is received by the Administrator. If a Participant elects such a withdrawal, any ongoing Annual Deferral shall cease, and the Participant may not again be designated as an Eligible Employee with respect to Annual Deferrals until one entire Plan Year following the Plan Year in which such withdrawal was made has elapsed.


                                   ARTICLE 12
                            SCHEDULED AND UNSCHEDULED
                        WITHDRAWALS OF EMPLOYEE DEFERRALS


        12.1 Scheduled Withdrawals.

                  12.1.1 Election. A Participant may, when making a Participation Election, elect to receive at a specified year in the future, a distribution while employed of all or a percentage of the Participant's Deferral Account attributable to Annual Deferrals, excluding earnings, to be made in subsequent Plan Years. The election of a Scheduled Withdrawal shall apply only to prospective Annual Deferrals, excluding earnings, and not to any previous Annual Deferrals or earnings thereon.

                  12.1.2 Timing and Form of Withdrawal. The year specified for the Scheduled Withdrawal must be at least two (2) entire Plan Years after the commencement of Annual Deferral Commitments covered by the Participation Election. The Company shall make a lump sum distribution of the amount elected in February of the Plan Year specified.

                  12.1.3 Remaining Deferral Account. The remainder, if any, of the Participant's Deferral Account shall continue in effect and shall be distributed in the future according to the terms of the Plan.

         12.2 Unscheduled Withdrawals.

                  12.2.1 Election. A Participant (or Beneficiary if the Participant is deceased) may request an Unscheduled Withdrawal of all or a portion of the entire vested amount credited to the Participant's Deferral Account, which shall be paid in a single lump sum within ninety (90) days following the last business day of the month in which such election is received


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by the Administrator; provided, however, that (i) the minimum withdrawal shall be twenty-five percent (25%) of the Deferral Account balance, (ii) an election to withdraw seventy-five percent (75%) or more of the balance shall be deemed to be an election to withdraw the entire balance, (iii) such an election may be made only once in a Plan Year, and (iv) such Deferral Account shall be valued as of the last business day of the month in which the request was received by the Administrator.

                  12.2.2 Withdrawal Penalty. There shall be a forfeiture from the Deferral Account prior to an Unscheduled Withdrawal equal to ten percent (10%) of the Unscheduled Withdrawal (which amount shall be forfeited to the Company). If a Participant elects such a withdrawal, any ongoing Annual Deferrals shall cease, and the Participant may not again be designated as an Eligible Employee with respect to Annual Deferrals until one entire Plan Year following the Plan Year in which such withdrawal was made has elapsed.

                  12.2.3 Small Benefit Exception. Notwithstanding any of the foregoing, if the sum of all benefits payable to the Participant or Beneficiary who has requested the Unscheduled Withdrawal is less than or equal to ten thousand dollars ($10,000), the Company may, in its sole discretion, elect to pay out the entire Deferral Account (reduced by the ten percent (10%) penalty) in a single lump sum.


                                   ARTICLE 13
                             RESTORATION OF BENEFITS

         13.1 Purpose. The purpose of this Article 13 is to restore retirement benefits to certain Participants whose benefit under the Retirement Plan is reduced due to participation in the Plan. The benefits under this Article 13 shall be determined without reference to Articles 2 through 12 and Article 16 unless otherwise specifically referenced in this Article 13.

         13.2 Eligibility. A Participant shall be eligible for a benefit under this Article 13 if:

         (i)      The Participant is also a participant in the Retirement Plan;




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         (ii)     The Participant has made employee deferrals under Articles 2 and 3; and

         (iii) The Participant is not eligible to participate in the Milacron Supplemental Pension Plan, Milacron Supplemental Retirement Plan, Milacron Supplemental Executive Retirement Plan or the Milacron Supplemental Executive Pension Plan.

         13.3 Benefit. A Participant's vested benefit under this Article 13 shall be a monthly amount equal to the amount determined under the terms of the Retirement Plan as of the Participant's or surviving spouse's "benefit commencement date" (as defined in the Retirement Plan) in the form of payment as elected or determined under the Retirement Plan, calculated using the Participant's "highest average compensation" (as defined under the Retirement Plan, except that "compensation" for a year shall include employee deferrals made under Articles 2 and 3 of the Plan with respect to that year) reduced by the monthly amount determined as of the Participant's or surviving spouse's benefit commencement date under the Retirement Plan, in the form of payment as elected or determined under the Retirement Plan, calculated without regard to this Article 13.

         13.4 Benefit Commencement Date and Payment Options. Benefits under this
Article 13 shall commence at the same time and in the same payment form as the Participant or surviving spouse has elected under the Retirement Plan and shall cease at the time benefits cease under the Retirement Plan. Notwithstanding the foregoing, the Company may, in its sole discretion, elect to pay such benefits in a single lump sum determined using the actuarial assumptions used to calculate lump sum amounts as set forth in the Retirement Plan.

         13.5 Vesting. Unless forfeited pursuant to Sections 13.6 or 13.7, a Participant's benefit under the Article 13 shall become vested at the same time the Participant's benefit under the Retirement Plan becomes vested.

         13.6 Fraud. In the event that a Participant shall at any time be dismissed for, or convicted of a crime involving, dishonesty or fraud on his part in his relationship with the Company and its subsidiaries, all benefits which would otherwise be payable to him under this Article 13 shall be forfeited.




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         13.7 Competition. By accepting payment of any benefit under this
Article 13, the Participant agrees not to be employed, or consult, in any business which is, or is about to be, engaged in a business of the same or substantially the same nature as the businesses of the Company and its subsidiaries without prior written consent of the Company, and breach of this agreement by the Participant shall be cause for termination of payment of benefits under this Article 13.


                                   ARTICLE 14
                         CONDITIONS RELATED TO BENEFITS

         14.1 Nonassignability. The benefits provided under the Plan may not be alienated, assigned, transferred, pledged or hypothecated by or to any person or entity, at any time or any manner whatsoever. These benefits shall be exempt from the claims of creditors of any Participant or other claimants and from all orders, decrees, levies, garnishment or executions against any Participant to the fullest extent allowed by law.

         14.2 Financial Hardship Distribution. Upon a petition from the Participant to the Administrator and a subsequent finding by the Administrator that the Participant or the Beneficiary has suffered a Financial Hardship, the Administrator may in its sole discretion, permit the Participant to cease any ongoing deferrals and accelerate distribution of the Participant's Deferral Account under the Plan in the amount reasonably necessary to alleviate such Financial Hardship with such amount paid within ninety (90) days following the last business day of the month in which the petition is received by the Administrator. If a distribution is to be made to a Participant on account of Financial Hardship, the Participant may not make deferrals under the Plan until one entire Plan Year following the Plan Year in which a distribution based on Financial Hardship was made has elapsed.

         14.3 No Right to Company Assets. The benefits paid under the Plan shall be paid from the general funds of the Company, and the Participant and any Beneficiary shall be no more than unsecured general creditors of the Company with no special or prior right to any assets of the Company for payment of any obligations hereunder.




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         14.4 Protective Provisions. The Participant shall cooperate with the
Company by furnishing any and all information requested by the Administrator, in order to facilitate the payment of benefits hereunder, taking such physical examinations as the Administrator may deem necessary and taking such other actions as may be requested by the Administrator. If the Participant refuses to cooperate, the Company shall have no further obligation to the Participant under the Plan.

         14.5 Withholding. The Participant or the Beneficiary shall make appropriate arrangements with the Company for satisfaction of any federal, state or local income tax withholding requirements and Social Security or other employee tax requirements applicable to the payment of benefits under the Plan. If no other arrangements are made, the Company may provide, at its discretion, for such withholding and tax payments as may be required.


                                   ARTICLE 15
                             ADMINISTRATION OF PLAN

         15.1 The Administrator shall administer the Plan and interpret, construe and apply its provisions in accordance with its terms. The Administrator shall further establish, adopt or revise such rules and regulations as it may deem necessary or advisable for the administration of the Plan. All decisions of the Administrator shall be final and binding. The individuals serving on the Personnel and Compensation Committee of the Company's Board of Directors, and their designees for purposes of administering the Plan, shall, except as prohibited by law, be indemnified and held harmless by the Company from any and all liabilities, costs, and expenses (including legal fees), to the extent not covered by liability insurance arising out of any action taken by any member of the Committee with respect to the Plan, unless such liability arises from the individual's own gross negligence or willful misconduct.

                                   ARTICLE 16
                             BENEFICIARY DESIGNATION

         16.1 Designation. The Participant shall have the right, at any time, to designate any person or persons as



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Beneficiary (both primary and contingent) to whom payment under the Plan shall be made in the event of the Participant's death. The Beneficiary designation shall be effective when it is submitted in writing to the Administrator during the Participant's lifetime on a form prescribed by the Administrator,

         16.2 Revocation. The submission of a new Beneficiary designation shall cancel all prior Beneficiary designations. Any finalized divorce or marriage of a Participant subsequent to the date of a Beneficiary designation shall revoke such designation, unless in the case of divorce the previous spouse was not designated as Beneficiary and unless in the case of marriage the Participant's new spouse has previously been designated as Beneficiary. The spouse of a married Participant shall consent to any designation of a Beneficiary other than the spouse.

         16.3 Failure to Designate. If a Participant fails to designate a Beneficiary as provided above, or if the Beneficiary designation is revoked by marriage, divorce, or otherwise without execution of a new designation, or if every person designated as Beneficiary predeceases the Participant or dies prior to complete distribution of the Participant's benefits, then the Administrator shall direct the distribution of such benefits to the Participant's estate.


                                   ARTICLE 17
                        AMENDMENT AND TERMINATION OF PLAN

         17.1 Amendment of Plan. Subject to the terms of Article 17.3, the Company may at any time amend the Plan in whole or in part, provided, however, that such amendment (i) shall not decrease the balance of the Participant's Account at the time of such amendment and (ii) shall not retroactively decrease the applicable Crediting Rates of the Plan prior to the time of such amendment. The Company may amend the Crediting Rates of the Plan prospectively, or the method used for the determination of Crediting Rates, in which case the Company shall notify the Participant of such amendment in writing within thirty (30) days after such amendment.

         17.2 Termination of Plan. Subject to the terms of Section 17.3, the Company may at any time terminate the Plan. If the Company terminates the Plan, the date of such termination shall be treated as the date of Termination of Employment for the purpose of calculating Plan benefits, and the Company shall pay to the Participant the vested benefits the Participant is entitled to receive under the Plan in either a lump sum within ninety (90) days or in installments over three (3) years, as determined by the Administrator.

         17.3 Amendment or Termination After a Change in Control. Notwithstanding the foregoing, the Company shall not amend or terminate the Plan without the prior written consent of affected Participants for a period of two calendar years following a Change in Control and shall not thereafter terminate the Plan or amend those provisions of the Plan that affect the Crediting Rate or the form or commencement of payment of any Participant's or Beneficiary's Accounts, including but not limited to Articles 7 thru 10 and Article 12, without the prior written consent of affected Participants and Beneficiaries of deceased Participants.

         17.4 Company Action. Except as provided in Section 17.3, the Company's power to amend or terminate the Plan shall be exercisable by the Company's Board of Directors or by the Administrator.

         17.5 Constructive Receipt Termination. In the event the Administrator determines that amounts deferred under the Plan have been constructively received by Participants and must be recognized as income for federal income tax purposes, the Plan shall terminate and distributions shall be made to Participants in accordance with the provisions of Section 17.2 or as may be determined by the Administrator. The determination of the Administrator under this Section 17.5 shall be binding and conclusive.

                                   ARTICLE 18
                                  MISCELLANEOUS

         18.1 Successors of the Company. The rights and obligations of the Company under the Plan shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company.

         18.2 ERISA Plan. The Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for "a select group of management or highly compensated employees" within the meaning of Sections 201, 301 and 401 of ERISA and therefore to be exempt from Parts 2, 3 and 4 of Title I of ERISA.

         18.3 Trust. The Company shall be responsible for the payment of all benefits under the Plan. At its discretion, the Company may establish one or more grantor trusts for the purpose of providing for payment of benefits under the Plan. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company's creditors. Benefits paid to the Participant from any such trust shall be considered paid by the Company for purposes of meeting the obligations of the Company under the Plan.

         18.4 Employment Not Guaranteed. Nothing contained in the Plan nor any action taken hereunder shall be construed as a contract of employment or as giving any Participant any right to continued employment with the Company or its subsidiaries.

         18.5 Gender, Singular and Plural. All pronouns and variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

         18.6 Captions. The captions of the articles and paragraphs of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

         18.7 Validity. If any provision of the Plan is held invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provisions of the Plan.

         18.8 Waiver of Breach. The waiver by the Company of any breach of any provision of the Plan by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.

         18.9 Applicable Law. The Plan shall be governed and construed in accordance with the laws of Ohio except where the laws of Ohio are preempted by ERISA.

         18.10 Notice. Any notice or filing required or permitted to be given to the Company under the Plan shall be sufficient if in writing and hand-delivered, or sent by first class mail to the principal office of the Company, directed to the attention of the Administrator. Such notice shall be deemed given as of the date of delivery, or, if delivery is made by mail, as of the date shown on the postmark.

         18.11 Incapacity. If a Participant entitled to receive a benefit under this Plan is deemed by the Company or is adjudged by a court of competent jurisdiction to be legally incapable of giving valid receipt and discharge for such benefit, such benefit shall be paid to such person or persons as the Company shall designate or to the duly appointed guardian or other legal representative of such Participant. The payment of such benefit shall, to the extend made, be deemed a complete discharge for such benefit payment under this Plan.


                                   ARTICLE 19
                           CLAIMS AND REVIEW PROCEDURE

         19.1 Claims Procedure. The Company shall notify a Participant in writing, within ninety (90) days after his or her written application for benefits, of his or her eligibility or noneligibility for benefits under the Plan. If the Company determines that a Participant is not eligible for benefits or full benefits, the notice shall set forth (i) the specific reasons for such denial, (ii) a specific reference to the provisions of the Plan on which the denial is based, (iii) a description of any additional information or material necessary for the claimant to perfect his or her claim, and a description of why it is needed, and (iv) an explanation of the Plan's claims review procedure and other appropriate information as to the steps to be taken if the Participant wishes to have the claim reviewed. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the Participant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety-day period.

         19.2 Review Procedure. If a Participant is determined by the Company not to be eligible for benefits, or if the Participant believes that he or she is entitled to greater or different benefits, the Participant shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within sixty (60) days after receipt of the notice issued by the Company. Said petition shall state the specific reasons which the Participant believes entitle him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Company of the petition, the Company shall afford the Participant (and counsel, if any) an opportunity to present his or her position to the Company orally or in writing, and the Participant (or counsel) shall have the right to review the pertinent documents. The Company shall notify the Participant of its decision in writing within the sixty-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the Participant and the specific provisions of the Plan on which the decision is based. If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty-day period at the election of the Company, but notice of this deferral shall be given to the Participant. In the event of the death of the Participant, the same procedures shall apply to the Participant's Beneficiaries.

                                   SCHEDULE A





Eligible Employee                        Amount                                        Vesting
-----------------                        ------                                        -------
1. Jerry R. Lirette    An amount equal to the 4% times the                   The January 1 of the year in
                       Participant's "Covered Compensation" (as defined      which the Eligible Employee
                       under the Milacron Retirement Savings Plan as         attains age 55 and 10 years
                       modified by paragraph F-3 of Supplement F,            of "Vesting Service" (as
                       including employee deferrals under the Plan) for      defined under the Milacron
                       the Plan Year in excess of the compensation           Retirement Savings Plan),
                       limit under Section 401(a)(17) of the Internal        dies or incurs a Disability.
                       Revenue Code of 1986, as amended, to be credited
                       annually with respect to Covered Compensation
                       received from January 28, 1996 to July 30, 1998.

                       MILACRON COMPENSATION DEFERRAL PLAN
                              RULES AND PROCEDURES

                            Effective January 1, 1995


                                    ARTICLE 4

                        COMPANY MATCHING AND BASE CREDITS

1. Participants who are also participants under the Milacron Retirement Savings Plan and who lose "Employer Matching Contributions" or "Salary Deferral Matching Contributions" under the plan due to employee deferrals under this Plan, will receive matching credits equal to the amount of matching contributions lost under such plan, as determined by the Administrator.

2.       Basic Credits will be made to the Plan, as follows:

         a. Participants who are also participants under the Milacron Retirement Savings Plan and who lose "Employer Basic Contributions" under the Milacron Retirement Savings Plan due to employee deferrals under this Plan, will receive Basic Credits equal to the amount of Employer Basic Contributions lost under such plan, as determined by the Administrator.

         b. Participants who are also participants under the Supplement of the Milacron Retirement Savings Plan applicable to DME Company or Uniloy Milacron and who are entitled to but do not receive the additional 1 1/2% or 2%, as applicable, additional "Employer Basic Contribution" pursuant to such Supplements, will receive Basic Credits equal to such amount, as determined by the Administrator.

                                   SCHEDULE B

A "Qualifying Termination" shall mean (i) a termination of the individual's employment by the Company for any reason other than for "Cause" or "Disability" (as defined below) during the "Protection Period" (as defined below), or (ii) the individual's termination of employment for "Good Reason" (as defined below) during the Protection Period.

         (a) Disability. If the individual is absent from duties with the Company on a full-time basis for eighteen consecutive months due to a physical or mental incapacity, and the individual has not returned to the full-time performance of the individual's duties within thirty (30) days after written Notice of Termination is given to the individual by the Company, such termination shall be considered to be termination by the Company for "Disability" for purposes of this Exhibit.

         (b) Cause. The Company may terminate the individual's employment for Cause. For purposes of this Schedule only, the Company shall have "Cause" to terminate the individual's employment hereunder only on the basis of (i) the individual's fraud on, or misappropriation or embezzlement of assets of, the Company that causes material harm to the Company or (ii) the individual's willful and continued failure to substantially perform the individual's duties hereunder (other than any such failure resulting from the individual's mental or physical incapacity or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination, as defined in Paragraph (d), by the individual for Good Reason, as defined below); provided, however, that "Cause" shall occur with respect to clause (ii) of this sentence only if such action constituting Cause has not been corrected or cured by the individual within 30 days after the individual has received written notice from the Company of the Company's intent to terminate the individual's employment for Cause and specifying in detail the basis for such termination. For purposes of this Paragraph, no act, or failure to act, on the individual's part shall be considered "willful" unless done, or omitted to be done, by the individual in bad faith and without reasonable belief that the individual's action or omission was in the best interests of the Company. Notwithstanding the foregoing, the individual shall not be deemed to have been terminated for Cause unless and until delivery to the individual of a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to the individual and an opportunity for the individual, together with the individual's counsel, to be heard before the Board), finding that in the good faith opinion of the Board the individual was guilty of conduct set forth in clause (i) or (ii) of this Paragraph and specifying the particulars thereof in detail.

         (c) Good Reason. The individual shall be entitled to terminate the individual's employment for Good Reason at any time following a Change in Control. For purposes of this Schedule, "Good Reason" shall exist in the event of the occurrence of any of the following without the individual's express prior written consent:

                  (i) any diminution of, or the assignment to the individual of duties inconsistent with, the individual's position, duties, responsibilities and status with the Company immediately prior to a Change in Control, an adverse change in the individual's titles or offices as in effect immediately prior to a Change in Control, or any removal of the individual from, or any failure to reelect the individual to, any of such positions, except in connection with the individual's termination of employment for Disability or Cause or as a result of the individual's death or by the individual other than for Good Reason;

                  (ii) a reduction by the Company in the individual's base salary as in effect on the date of a Change in Control or as the same may be increased from time to time during the term of any agreement between the Company and the individual;

                  (iii) the Company's failure to continue any benefit plan or arrangement (including, without limitation, the Company's life insurance, post-retirement benefits, and comprehensive medical plan coverage) in which the individual participated at the time of a Change in Control (or any other plans providing the individual with substantially similar benefits) (hereinafter referred to as "Benefit Plans"), or any action by the Company that would adversely affect the individual's participation in or materially reduce the individual's benefits under any such Benefit Plan or deprive the individual of any material fringe benefit enjoyed by the individual at the time of a Change in Control;

                  (iv) the Company's failure to continue in effect, or continue payments under, any incentive plan or arrangement (including, without limitation, any equity-based plan or arrangement) in which the individual participated at the time of a Change in Control (hereinafter referred to as "Incentive Plans") or any action by the Company that would adversely affect the individual's participation in any such Incentive Plans or reduce the individual's benefits under any such Incentive Plans;

                  (v) a relocation of the Company's principal executive offices to a location outside the Cincinnati, Ohio metropolitan area or relocation of the individual's primary workplace to any place other than the location at which the individual performed the individual's duties immediately prior to a Change in Control;

                  (vi) the Company's failure to provide the individual with the number of paid vacation days to which the individual was entitled at the time of a Change in Control;

                  (vii) the Company's material breach of any provision of any agreement between the Company and the individual regarding severance benefits following a Change in Control;

                  (viii) the Company's purported termination of the individual which is not effected pursuant to a Notice of Termination satisfying the requirements of Paragraph (d);

         (d) Notice of Termination. Any purported termination of the individual by the Company or by the individual shall be communicated by written Notice of Termination to the other party in accordance with Paragraph (f) hereof. For purposes of this Schedule, a "Notice of Termination" shall mean a notice that indicates the specific termination provision in this Schedule relied upon and the facts, if any, supporting application of such provision.

         (e) Date of Termination: Dispute Concerning Termination. "Date of Termination" shall mean (i) if the individual's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the individual has not returned to the performance of the individual's duties on a full-time basis during such thirty (30) day period) or (ii) if the individual's employment is terminated by the Company for any reason other than Disability or by the individual for any reason, the date specified in the Notice of Termination (which, in the case of a termination by the Company shall not be less than thirty (30) days, and in the case of a termination by the individual shall not be more than sixty (60) days, respectively, from the date such Notice of Termination is given); provided, however, that if the party receiving the Notice of Termination notifies the other party within thirty (30) days after the date such Notice of Termination is given that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally resolved, either by mutual written agreement of the parties or by a binding arbitration award referred to in Paragraph (g); and provided, further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice shall pursue the resolution of such dispute with reasonable diligence. The Company shall continue the individual as a participant in the plan until the dispute is finally resolved in accordance with this Schedule. For purposes of determining whether any Qualifying Termination has occurred during the Protection Period, the date a Notice of Termination is given pursuant to this Schedule shall be deemed the date of the individual's Qualifying Termination.

         (f) Notice. For the purposes of this Schedule, notices and all other communications provided for in the Schedule shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

                  (i) if, to the individual, to the individual's current address on file with the Company;

                  (ii) if, to the Company, to: Milacron Inc. 4701 Marburg Avenue Cincinnati, Ohio 45209
Attn:    Secretary

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

         (g) Arbitration. Any dispute or controversy arising under or in connection with this Schedule shall be settled exclusively by arbitration in Cincinnati, Ohio in accordance with the rules of (but not necessarily appointed by) the American Arbitration Association then in effect except as provided herein. Judgment may be entered on the arbitrator's award in any court having jurisdiction. No such arbitration proceedings shall be commenced or conducted until at least sixty (60) days after the parties, in good faith, shall have attempted to resolve such dispute by mutual agreement; and the parties hereby agree to endeavor in good faith to resolve any dispute by mutual agreement. If mutual agreement cannot be attained, any disputing party, by written notice to the other ("Arbitration Notice") may commence arbitration proceedings. Such arbitration shall be conducted before a panel of three arbitrators, one appointed by each party within thirty (30) days after the date of the Arbitration Notice, and one chosen within sixty (60) days after the date of the Arbitration Notice by the two arbitrators appointed by the disputing parties. Any Cincinnati, Ohio court of competent jurisdiction shall appoint any arbitrator that has not been appointed within such time periods. Judgment may include costs and attorneys fees and may be entered in any court of competent jurisdiction.

         (h) Definitions. For purposes of this Schedule, "Company" shall mean Milacron Inc., "Protection Period" shall mean the 24-month period beginning on the date of a Change in Control, and "Board" shall mean the Board of Directors of Milacron Inc. and "Change in Control" shall have the meaning set forth in Schedule C.

                                   SCHEDULE C


A "Change in Control" occurs if:

         (a) a Person or Group other than a trustee or other fiduciary of securities held under an employee benefit plan of the Company or any of its subsidiaries, is or becomes a Beneficial Owner, directly or indirectly, of stock of the Company representing 20% or more of the total voting power of the Company's then outstanding stock and securities; provided, however, that for purposes of this Paragraph (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clause (i) of Paragraph (c) of this Schedule.

         (b) individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board"), cease for any reason to constitute a majority thereof; provided, however, that any individual becoming a director whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least 60% of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person or Group other than the Board of Directors of the Company;

         (c) there is consummated a merger, consolidation or other corporate transaction, other than (i) a merger, consolidation or transaction that would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation or transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 66 2/3% of the combined voting power of the stock and securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or transaction, or (ii) a merger, consolidation or transaction effected to implement a recapitalization of the Company (or similar transaction) in which no Person or Group is or becomes the Beneficial Owner, directly or indirectly, of stock and securities of the Company representing more than 20% of the combined voting power of the Company's then outstanding stock and securities;

         (d) the sale or disposition by the Company of all or substantially all of the Company's assets other than a sale or disposition by the Company of all or substantially all of the assets to an entity at least 66 2/3% of the combined voting power of the stock and securities which is owned by Persons in substantially the same proportions as their ownership of the Company's voting stock immediately prior to such sale; or

         (e) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

"Company" shall mean Milacron Inc. "Person" shall mean any person (as defined in Section 3(a)(9) of the Securities Exchange Act (the "Exchange Act"), as such term is modified in Section 13(d) and 14(d) of the Exchange Act) other than (i) any employee plan established by the Company, (ii) any affiliate (as defined in Rule 12b-2 promulgated under the Exchange Act) of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company. "Group" shall mean any group as defined in Section 14(d)(2) of the Exchange Act. "Beneficial Owner" shall mean beneficial owner as defined in Rule 13d-3 under the Exchange Act.